-more- Date: November 17, 2016 Media Contact: Investor Contacts: Michael Kinney Joanne Fairechio 732-938-1031 732-378-4967 mkinney@njresources.com jfairechio@njresources.com Dennis Puma 732-938-1229 dpuma@njresources.com NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE WALL, N.J. — New Jersey Resources (NYSE: NJR) today reported results for fiscal 2016 and announced net financial earnings (NFE) guidance for fiscal 2017. Fiscal 2016 net income totaled $131.7 million, or $1.53 per share, compared with $181 million, or $2.12 per share, in fiscal 2015. For the three-month period ended September 30, 2016, net income was $25.4 million, or $.30 per share, compared with a net income of $4.2 million, or $.05 per share, during the same period last year. Fiscal 2016 NFE totaled $138.1 million, or $1.61 per share, compared with $151.5 million, or $1.78 per share, during fiscal 2015. For the three-month period ended September 30, 2016, net financial losses were $2.1 million, or $(.02) per share, compared with a loss of $5.2 million, or $(.06) per share, during the same period last year. “New Jersey Resources delivered solid results in fiscal 2016. We continued to make infrastructure investments at New Jersey Natural Gas to provide customers with safe, reliable and resilient service. Our solar and onshore wind portfolio performed well and NJR Energy Services exceeded our expectations. We believe our fundamentals remain strong and position us to deliver consistent results for our shareowners in fiscal 2017,” said Laurence M. Downes, Chairman and CEO of New Jersey Resources. “On behalf of our board of directors, I would like to thank the more than 1,000 women and men of New Jersey Resources for our continued success.”

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A reconciliation of net income to NFE for the fourth quarter and fiscal years 2016 and 2015 is provided below.

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(Thousands)	**2016**	2015	**2016**	2015
Net income	**$ 25,400**	$ 4,197	**$ 131,672**	$ 180,960
Add:				
Unrealized (gain) loss on derivative instruments and related transactions	**(11,027)**	(19,671)	**46,883**	(38,681)
Tax effect	**4,003**	7,259	**(17,018)**	14,391
Effects of economic hedging related to natural gas inventory	**(28,195)**	7,526	**(36,816)**	(8,225)
Tax effect	**10,235**	(2,850)	**13,364**	3,058
Net income to NFE tax adjustment	**(2,475)**	(1,687)	**—**	—
Net financial (loss) earnings	**$ (2,059)**	$ (5,226)	**$ 138,085**	$ 151,503
Weighted Average Shares Outstanding				
Basic	**86,060**	85,415	**85,884**	85,186
Diluted (GAAP basis)	**86,940**	86,494	**86,731**	86,265
Diluted	**86,060**	85,415	**86,731**	86,265
Basic earnings per share	**$ .30**	$ .05	**$ 1.53**	$ 2.12
Add:				
Unrealized (gain) loss on derivative instruments and related transactions	**(.13)**	(.23)	**.55**	(.45)
Tax effect	**.05**	.08	**(.20)**	.17
Effects of economic hedging related to natural gas inventory	**(.33)**	.09	**(.43)**	(.10)
Tax effect	**.12**	(.03)	**.16**	.04
Net income to NFE tax adjustment	**(.03)**	(.02)	**—**	—
Basic NFE per share	**$ (.02)**	$ (.06)	**$ 1.61**	$ 1.78

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, please see the explanation below under "Non-GAAP Financial Information."

A table detailing NFE for the three and twelve months ended September 30 of fiscal years 2016 and 2015 is provided below.

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(Thousands)	**2016**	2015	**2016**	2015
Net Financial (Loss) Earnings				
New Jersey Natural Gas	**$ (7,390)**	$ (7,665)	**$ 76,104**	$ 76,287
NJR Clean Energy Ventures	**6,495**	1,875	**28,393**	20,101
NJR Energy Services	**(5,651)**	(5,360)	**21,934**	42,122
NJR Midstream	**2,496**	2,569	**9,406**	9,780
NJR Home Services and Other	**2,220**	3,462	**2,882**	3,420
Sub-total	**(1,830)**	(5,119)	**138,719**	151,710
Eliminations	**(229)**	(107)	**(634)**	(207)
Total	**$ (2,059)**	$ (5,226)	**$ 138,085**	$ 151,503

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 3 of 16 -more- NJR Announces Fiscal 2017 NFE Guidance NJR announced fiscal 2017 NFE guidance in the range of $1.65 to $1.75 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” In providing fiscal 2017 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts. NJR expects its regulated businesses to generate between 60 to 75 percent of total NFE, with New Jersey Natural Gas (NJNG) continuing to be the largest contributor. The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2017: Company Expected Fiscal 2017 Net Financial Earnings Contribution New Jersey Natural Gas 55 to 65 percent NJR Midstream 5 to 10 percent Total Regulated 60 to 75 percent NJR Clean Energy Ventures 15 to 25 percent NJR Energy Services 5 to 15 percent NJR Home Services 1 to 3 percent New Jersey Natural Gas Reports Steady Performance Fiscal 2016 NFE at NJNG, the company’s regulated utility subsidiary, were $76.1 million, compared with $76.3 million during the same period last year. Steady results for the fiscal year were driven by utility gross margin from new customer additions, Basic Gas Supply Service (BGSS) incentive programs and regulatory initiatives, such as The SAVEGREEN Project® (SAVEGREEN) and the Safety Acceleration and Facility Enhancement (SAFE) program, which offset lower BGSS incentive margin and higher operation and maintenance and depreciation expenses. In fiscal 2016, NJNG added 8,170 new customers — the most since fiscal 2007 — compared with 7,858 in fiscal 2015, representing an increase of 4 percent. Of these customers, 4,587 were related to new construction compared with 3,966 in the same period last year, a 15.7 percent increase. The remaining 3,583 new customers converted from other fuel sources to natural gas. In addition, 644 existing residential non-heating customers converted to natural gas heating systems. In all, NJNG expects both new and conversion customers, as well as commercial customers who switched from interruptible to firm natural gas service, will contribute approximately $5.4 million annually to utility gross margin, a 21 percent increase over fiscal 2015. NJNG expects to add a total of 24,000 to 27,000 new customers between fiscal 2017 and 2019, representing an annual new customer growth rate of approximately 1.6 percent. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 4 of 16 -more- Base Rate Case Settled On September 23, 2016, NJNG received approval from the New Jersey Board of Public Utilities (BPU) on its base rate case settlement agreement, as well as BGSS, Conservation Incentive Program and Universal Service Fund rates. When combined with a $48 million bill credit to be issued this winter, the net impact of these rate changes is an overall decrease of 0.2 percent to the typical residential heating customer’s annual bills. The new rates were effective on October 1, 2016, while the bill credit will be applied to residential and small commercial customers’ bills from November 2016 through February 2017. Customers’ total savings will vary based on individual usage and weather patterns. Under the approved base rate agreement, NJNG’s total annual revenue is expected to increase by $45 million, effective October 1, 2016. It includes a return on equity (ROE) of 9.75 percent with a 52.5 percent common equity ratio and reflects a rate base of $1.37 billion with an overall rate of return of 6.9 percent. The Southern Reliability Link (SRL), approved by the BPU in Board Orders issued in January and March 2016, continues to progress through the permitting process. As construction has not yet commenced, rate treatment for the project was not included in new base rates. NJNG expects to request rate treatment for the SRL in a future rate proceeding. Success Continues at The SAVEGREEN Project In fiscal 2016, SAVEGREEN, NJNG’s energy-efficiency program invested $19.1 million in grants and financing options to help customers make upgrading to high-efficiency natural gas equipment more affordable. Since its inception in 2009, NJNG has invested approximately $137 million in SAVEGREEN, helping nearly 45,000 NJNG customers reduce energy consumption and lower their energy bills. Recently extended through December 31, 2018, this program directly supports New Jersey’s Energy Master Plan. In addition, NJNG has helped generate more than $335 million in economic activity by working with the more than 2,500 contractors who have participated in the project. Over the life of the program, NJNG has approval to invest nearly $220 million in SAVEGREEN and is authorized to earn an overall return on its investments, ranging from 6.69 percent to 7.76 percent with an ROE that ranges from 9.75 percent to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of investment. BGSS Incentive Programs Contribute to Earnings In fiscal 2016, NJNG’s gross margin-sharing BGSS incentive programs, which include off-system sales, capacity release and storage incentives, contributed $15 million to utility gross margin, compared with $17.7 million during fiscal 2015. The lower results were due primarily to decreased utility gross margin in the storage incentive program and a decrease in the value of capacity. NJNG shares the utility gross margin earned from these incentive programs with customers and shareowners, following utility gross margin-sharing formulas authorized by the BPU. Since their inception in 1992, these

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 5 of 16 -more- incentive programs have saved customers approximately $876 million and added an average of $.05 per share annually. Safety Acceleration and Facilities Enhancement (SAFE) Program Extended The BPU also approved a five-year extension of NJNG’s SAFE program. The project, SAFE II, is a $200 million program that will replace the remaining 276 miles of unprotected steel main and associated services in NJNG’s distribution system. As part of this program, NJNG will earn an Allowance for Funds Used During Construction rate on its invested capital during construction and request rate increases for $157.5 million of SAFE II spending in annual filings. As a condition of approval of this project, NJNG is required to file a base rate case no later than November 2019. This extension builds on the progress made during SAFE I, a $130 million, four-year infrastructure investment. Originally approved by the BPU in 2012, NJNG recently completed phase one, which included the replacement of 276 miles of unprotected steel and cast iron main and associated services in NJNG’s distribution system. In fiscal 2016, NJNG invested $34.7 million, which earned a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE. New Jersey Reinvestment in System Enhancement (NJ RISE) Program NJNG invested $2 million in the fourth quarter of fiscal 2016 in its NJ RISE program, bringing the total fiscal 2016 investment to $11.4 million. NJ RISE, a five-year, $102.5 million investment, consists of six capital projects, designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and resiliency of its natural gas distribution and transmission systems. These system enhancements are designed to help diminish the impact of future major weather events and align with New Jersey’s directive for improved energy resiliency and preparedness. To date, NJNG has installed more than 7,300 excess flow valves in storm-prone areas of its service territory. These valves restrict the flow of natural gas when there is a change in pressure on the service line. In addition, construction of a secondary feed into Sea Bright is expected to be completed in fiscal 2017. The remaining four projects are in the design and/or permitting phases and all projects are scheduled to be completed by fiscal 2019. These upgrades will help minimize the number and duration of outages, improve NJNG’s ability to respond to and control service disruptions and enhance the safety, reliability and integrity of its natural gas distribution system. Liquefied Natural Gas Plant Operating; Supplements Peak-Day Supply and Reduces Emissions NJNG's natural gas liquefaction plant, located in Howell, New Jersey is fully operational and provides the utility with the ability to liquefy system natural gas for peak-day use and ensures system reliability and integrity, as well as reduces liquefied natural gas (LNG) transportation and capacity costs. The plant and other upgrades to the LNG facilities which were completed earlier this year, represent a $36.5 million investment, benefiting customers by lowering BGSS costs and creating additional value for shareowners. In addition, by liquefying natural gas on-site, NJNG expects to eliminate approximately 650 LNG trucks from the road annually, each traveling approximately 515 miles round trip. This equates to an approximate annual reduction of 550 metric tons of greenhouse gas (GHG) emissions. NJNG expects to reduce the

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 6 of 16 -more- average annual LNG transportation charges by approximately 80 percent and eliminate all associated LNG contract costs. NJR Clean Energy Ventures Places Five Commercial Solar Systems in Service; Adds Record Number of Residential Customers NJR Clean Energy Ventures (NJRCEV), the unregulated clean energy subsidiary of NJR, reported NFE of $28.4 million in fiscal 2016 compared with $20.1 million in fiscal 2015. Fiscal 2016 results reflect the contributions from its growing portfolio of operating assets. Currently, NJRCEV has total capacity of nearly 240 megawatts (MW), or enough to power more than 44,000 homes annually. In fiscal 2016, NJRCEV constructed five commercial solar projects in New Jersey that qualify for investment tax credits (ITC). The projects, located in the townships of East Amwell, Raritan, Upper Freehold, Buena Vista and Bernards, added 21.8 MWs of capacity and represent an investment of approximately $51.2 million. Also, NJRCEV added 1,123 residential customers in fiscal 2016, totaling 10.4 MWs of capacity, compared with 829 customers and 7.8 MWs of capacity in fiscal 2015. The Sunlight Advantage® currently provides savings to nearly 5,100 eligible homeowners through both roof- and ground-mounted solar systems, with no upfront installation or maintenance costs. NJRCEV invested approximately $34 million in residential solar systems in fiscal 2016, compared with $25 million in fiscal 2015. In December 2015, Congress passed the extension of the federal Production Tax Credit (PTC) for wind and the ITC for solar. This extension is expected to help sustain long-term growth in the wind and solar markets in the United States, providing NJRCEV additional flexibility and options to deploy capital. Medicine Bow Wind Farm Added to Portfolio; Ringer Hill Wind Farm Nears Completion On September 29, 2016, NJRCEV acquired the recently retrofitted Medicine Bow Wind Farm, its fifth onshore wind project. Located in Carbon County, Wyoming, approximately 80 miles outside of Cheyenne, the project consists of nine fully-operational Vestas turbines with a total capacity of 6.3 MWs. The energy produced is sold to the Platte River Power Authority, where it is distributed to municipal utilities in Estes Park, Fort Collins, Longmont and Loveland, Colorado. The project qualifies for PTCs, which are based on kilowatt-hour output. All PTCs generated by the wind farm will be retained by NJR. With the acquisition of Medicine Bow Wind Farm, onshore wind now accounts for 36 percent of its clean energy portfolio. In addition, construction is nearing completion at the Ringer Hill Wind Farm, which is expected to be operational during the first quarter of fiscal 2017. NJRCEV is investing approximately $84 million to construct, own and operate the Somerset County, Pennsylvania wind farm, consisting of 14 General Electric turbines, with a total capacity of 39.9 MWs. The majority of the energy produced will be hedged under a 15-year agreement with Iron Mountain, a provider of storage and information management services. When this project is complete, NJRCEV’s onshore wind capacity will total approximately 127 MWs.

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 7 of 16 -more- NJR Energy Services Performs Above NJR’s Guidance Range NJR Energy Services (NJRES), NJR’s wholesale energy services provider, reported NFE of $21.9 million in fiscal 2016, compared with $42.1 million during the same period last year. NJRES’ disciplined approach has allowed it to make positive contributions to earnings every year since its inception in 1995. A leader in the wholesale natural gas marketplace, NJRES has storage and pipeline capacity strategically located across North America. With its commitment to disciplined risk management, the NJRES team identifies growth opportunities and creates customized energy solutions for a diverse customer base. Currently, NJRES’ asset portfolio consists of approximately 43.7 billion cubic feet (Bcf) of firm storage capacity and 1.7 Bcf/day of firm transportation. Steady NJR Midstream Results NJR Midstream, the company’s natural gas midstream asset segment, reported NFE of $9.4 million in fiscal 2016, compared with $9.8 million during the same period in fiscal 2015. These results were due primarily to increased storage service demand and revenue at Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania, which partially offset the loss of revenue due to the transfer of ownership interest in the Iroquois Pipeline. In August 2015, NJR Midstream exchanged its 5.53 percent equity ownership in the Iroquois Gas Transmission System, LP for 1.8 million common units of Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership that owns several Federal Energy Regulatory Commission (FERC)-regulated assets. NJR Midstream’s investments include its 50 percent equity ownership in Steckman Ridge, jointly owned with Spectra Energy, as well as a 20 percent interest in the proposed PennEast Pipeline. This 118-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey, and provide greater system reliability for local utilities. PennEast filed a formal application with FERC in the fourth quarter of fiscal 2015 and currently estimates the system will be in-service by the first quarter of fiscal 2019. On March 29, 2016, FERC issued a Notice of Availability of the Final Environmental Impact Statement by December 16, 2016, and the 90-day Federal Authorization Decision Deadline is March 16, 2017. NJR Home Services Reports Earnings NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported NFE of $2 million in fiscal 2016, compared with NFE of $2.4 million during the same period last year. Webcast Information NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 8 of 16 -more- Forward-Looking Statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2017, forecasted contribution of business segments to fiscal 2017 NFE, future NJNG customer growth, future NJNG capital expenditures and infrastructure investments, NJRCEV’s onshore wind and solar investments, the results of future base rate cases, the extension of the PTC and ITC, and the PennEast Pipeline project. The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive program, NJRES operations and on our risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our Company; the impact of volatility in the credit markets on our access to capital; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; the ability to obtain governmental and regulatory approvals, land-use rights, electrical grid connection and/or financing for the construction, development and operation of NJR’s non-regulated energy investments and NJNG’s planned infrastructure projects in a timely manner; risks associated with the management of the company’s joint ventures, partnerships, and investment in a master limited partnership; risks associated with our investments in distributed power projects, including the availability of regulatory and tax incentives, the availability of viable projects, NJR’s eligibility for ITCs and PTCs, the future market for Solar Renewable Energy Credits (SRECs) and operational risks related to projects in service; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including through future base rate case filings; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 9 of 16 -more- legislation; the impact of disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber- attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we expect to file with the Securities and Exchange Commission (SEC) on or about November 22, 2016, which will be available on the SEC’s website at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. Non-GAAP Financial Information This news release includes the non-GAAP financial measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G. NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations that move in relation to each other. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non- GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2016 Form 10-K, Item 7 when it is filed with the SEC.

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 10 of 16 -more- About New Jersey Resources New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is comprised of five primary businesses: • New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,300 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Burlington, Morris and Middlesex counties. • NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America. • NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of nearly 240 megawatts, providing residential and commercial customers with low- carbon solutions. • NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project. • NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey. For more information about NJR: Visit www.njresources.com. Follow us on Twitter @NJNaturalGas. “Like” us on facebook.com/NewJerseyNaturalGas. Download our free NJR investor relations app for iPad, iPhone and Android. NJR-E

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share data)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Twelve Months Ended September 30, 2016	Twelve Months Ended September 30, 2015
OPERATING REVENUES				
Utility	**$ 80,998**	$ 82,233	**$ 594,346**	$ 781,970
Nonutility	**388,243**	356,073	**1,286,559**	1,952,017
Total operating revenues	**469,241**	438,306	**1,880,905**	2,733,987
OPERATING EXPENSES				
Gas purchases				
Utility	**30,295**	49,847	**205,034**	304,953
Nonutility	**308,820**	290,192	**1,139,301**	1,767,841
Related parties	**2,092**	3,361	**8,351**	12,851
Operation and maintenance	**57,596**	63,318	**208,421**	209,453
Regulatory rider expenses	**2,097**	3,108	**39,300**	75,779
Depreciation and amortization	**19,851**	16,235	**72,748**	61,399
Energy and other taxes	**6,010**	5,988	**40,215**	53,260
Total operating expenses	**426,761**	432,049	**1,713,370**	2,485,536
OPERATING INCOME	**42,480**	6,257	**167,535**	248,451
Other income, net	**2,764**	4,027	**9,196**	6,545
Interest expense, net	**9,111**	6,716	**31,044**	27,721
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	**36,133**	3,568	**145,687**	227,275
Income tax provision	**13,183**	3,031	**23,530**	59,724
Equity in earnings of affiliates	**2,450**	3,660	**9,515**	13,409
NET INCOME	**$ 25,400**	$ 4,197	**$ 131,672**	$ 180,960
EARNINGS PER COMMON SHARE				
Basic	**$ .30**	$ .05	**$ 1.53**	$ 2.12
Diluted	**$ .29**	$ .05	**$ 1.52**	$ 2.10
DIVIDENDS DECLARED PER COMMON SHARE	**$ .255**	$ .240	**$ .975**	$ .915
AVERAGE SHARES OUTSTANDING				
Basic	**86,060**	85,415	**85,884**	85,186
Diluted	**86,940**	86,494	**86,731**	86,265

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NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 12 of 16 RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES Three Months Ended Twelve Months Ended September 30, September 30, (Thousands) 2016 2015 2016 2015 NEW JERSEY RESOURCES A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings, is as follows: Net income $ 25,400 $ 4,197 $ 131,672 $ 180,960 Add: Unrealized (gain) loss on derivative instruments and related transactions (11,027) (19,671) 46,883 (38,681) Tax effect 4,003 7,259 (17,018) 14,391 Effects of economic hedging related to natural gas inventory (28,195) 7,526 (36,816) (8,225) Tax effect 10,235 (2,850) 13,364 3,058 Net income to NFE tax adjustment (2,475) (1,687) — — Net financial (loss) earnings $ (2,059) $ (5,226) $ 138,085 $ 151,503 Weighted Average Shares Outstanding Basic 86,060 85,415 85,884 85,186 Diluted 86,060 85,415 86,731 86,265 A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share, is as follows: Basic earnings per share $ .30 $ .05 $ 1.53 $ 2.12 Add: Unrealized (gain) loss on derivative instruments and related transactions $ (.13) $ (.23) $ .55 $ (.45) Tax effect $ .05 $ .08 $ (.20) $ .17 Effects of economic hedging related to natural gas inventory $ (.33) $ .09 $ (.43) $ (.10) Tax effect $ .12 $ (.03) $ .16 $ .04 Net income to NFE tax adjustment $ (.03) $ (.02) $ — $ — Basic NFE per share $ (.02) $ (.06) $ 1.61 $ 1.78 NATURAL GAS DISTRIBUTION A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows: Operating revenues $ 80,998 $ 82,233 $ 594,346 $ 781,970 Less: Gas purchases 33,003 32,459 215,849 355,779 Energy and other taxes 3,566 3,722 29,832 42,929 Regulatory rider expense 2,097 3,108 39,300 75,779 Utility gross margin $ 42,332 $ 42,944 $ 309,365 $ 307,483

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE Page 13 of 16 Three Months Ended Twelve Months Ended September 30, September 30, (Thousands) 2016 2015 2016 2015 CLEAN ENERGY VENTURES A reconciliation of net income to net financial earnings, is as follows: Net income $ 8,970 $ 3,562 $ 28,393 $ 20,101 Add: Net income to NFE tax adjustment (2,475) (1,687) — — Net financial earnings $ 6,495 $ 1,875 $ 28,393 $ 20,101 NJR ENERGY SERVICES The following table is a computation of financial margin: Operating revenues $ 348,295 $ 326,640 $ 1,197,253 $ 1,934,307 Less: Gas purchases 309,975 312,394 1,153,911 1,795,719 Add: Unrealized (gain) loss on derivative instruments and related transactions (11,703) (20,420) 48,855 (39,408) Effects of economic hedging related to natural gas inventory (28,195) 7,526 (36,816) (8,225) Financial margin $ (1,578) $ 1,352 $ 55,381 $ 90,955 A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows: Operating income $ 31,208 $ 2,079 $ 22,292 $ 111,858 Add: Operation and maintenance expense 6,862 11,968 20,025 25,403 Depreciation and amortization 19 22 88 90 Other taxes 231 177 937 1,237 Subtotal – Gross margin 38,320 14,246 43,342 138,588 Add: Unrealized (gain) loss on derivative instruments and related transactions (11,703) (20,420) 48,855 (39,408) Effects of economic hedging related to natural gas inventory (28,195) 7,526 (36,816) (8,225) Financial margin $ (1,578) $ 1,352 $ 55,381 $ 90,955 A reconciliation of net income to net financial earnings, is as follows: Net income $ 19,764 $ 2,853 $ 14,265 $ 72,044 Add: Unrealized (gain) loss on derivative instruments and related transactions (11,703) (20,420) 48,855 (39,408) Tax effect 4,248 7,531 (17,734) 14,653 Effects of economic hedging related to natural gas, net of taxes (28,195) 7,526 (36,816) (8,225) Tax effect 10,235 (2,850) 13,364 3,058 Net financial (loss) earnings $ (5,651) $ (5,360) $ 21,934 $ 42,122

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND
ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE
Page 14 of 16

(Thousands, except per share data)	Three Months Ended September 30, **2016**	Three Months Ended September 30, 2015	Twelve Months Ended September 30, **2016**	Twelve Months Ended September 30, 2015
NEW JERSEY RESOURCES				
Operating Revenues				
Natural Gas Distribution	**$ 80,998**	$ 82,233	**$ 594,346**	$ 781,970
Clean Energy Ventures	**25,381**	14,349	**53,540**	32,513
Energy Services	**348,295**	326,640	**1,197,253**	1,934,307
Midstream	**—**	—	**—**	—
Home Services and Other	**16,585**	16,513	**48,497**	48,703
Sub-total	**471,259**	439,735	**1,893,636**	2,797,493
Eliminations	**(2,018)**	(1,429)	**(12,731)**	(63,506)
Total	**$ 469,241**	$ 438,306	**$ 1,880,905**	$ 2,733,987
Operating Income (Loss)				
Natural Gas Distribution	**$ (5,937)**	$ (6,033)	**$ 126,233**	$ 130,047
Clean Energy Ventures	**12,656**	4,819	**9,772**	(758)
Energy Services	**31,208**	2,079	**22,292**	111,858
Midstream	**(358)**	(651)	**(1,243)**	(1,118)
Home Services and Other	**4,459**	5,464	**3,633**	4,335
Sub-total	**42,028**	5,678	**160,687**	244,364
Eliminations	**452**	579	**6,848**	4,087
Total	**$ 42,480**	$ 6,257	**$ 167,535**	$ 248,451
Equity in Earnings of Affiliates				
Midstream	**$ 3,524**	$ 4,865	**$ 13,936**	$ 17,487
Eliminations	**(1,074)**	(1,205)	**(4,421)**	(4,078)
Total	**$ 2,450**	$ 3,660	**$ 9,515**	$ 13,409
Net Income (Loss)				
Natural Gas Distribution	**$ (7,390)**	$ (7,665)	**$ 76,104**	$ 76,287
Clean Energy Ventures	**8,970**	3,562	**28,393**	20,101
Energy Services	**19,764**	2,853	**14,265**	72,044
Midstream	**2,496**	2,569	**9,406**	9,780
Home Services and Other	**2,220**	3,462	**2,882**	3,420
Sub-total	**26,060**	4,781	**131,050**	181,632
Eliminations	**(660)**	(584)	**622**	(672)
Total	**$ 25,400**	$ 4,197	**$ 131,672**	$ 180,960
Net Financial (Loss) Earnings				
Natural Gas Distribution	**$ (7,390)**	$ (7,665)	**$ 76,104**	$ 76,287
Clean Energy Ventures	**6,495**	1,875	**28,393**	20,101
Energy Services	**(5,651)**	(5,360)	**21,934**	42,122
Midstream	**2,496**	2,569	**9,406**	9,780
Home Services and Other	**2,220**	3,462	**2,882**	3,420
Sub-total	**(1,830)**	(5,119)	**138,719**	151,710
Eliminations	**(229)**	(107)	**(634)**	(207)
Total	**$ (2,059)**	$ (5,226)	**$ 138,085**	$ 151,503
Throughput (Bcf)				
NJNG, Core Customers	**23.9**	23.7	**119.8**	118.6
NJNG, Off System/Capacity Management	**54.4**	57.6	**216.7**	222.4
NJRES Fuel Mgmt. and Wholesale Sales	**140.7**	135.4	**551.1**	626.9
Total	**219.0**	216.7	**887.6**	967.9
Common Stock Data				
Yield at September 30	**3.1%**	3.0%	**3.1%**	3.0%
Market Price				
High	**$ 38.92**	$ 30.07	**$ 38.92**	$ 33.73
Low	**$ 32.27**	$ 26.89	**$ 28.02**	$ 24.65
Close at September 30	**$ 32.86**	$ 30.03	**$ 32.86**	$ 30.03
Shares Out. at September 30	**86,086**	85,531	**86,086**	85,531
Market Cap. at September 30	**$ 2,828,798**	$ 2,568,509	**$ 2,828,798**	$ 2,568,509

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND
ANNOUNCES FISCAL 2017 NET FINANCIAL EARNINGS GUIDANCE
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(Unaudited) *(Thousands, except customer & weather data)*	Three Months Ended September 30, 2016	2015	Twelve Months Ended September 30, 2016	2015
NATURAL GAS DISTRIBUTION				
Utility Gross Margin				
Operating revenues	**$ 80,998**	$ 82,233	**$ 594,346**	$ 781,970
Less:				
Gas purchases	**33,003**	32,459	**215,849**	355,779
Energy and other taxes	**3,566**	3,722	**29,832**	42,929
Regulatory rider expense	**2,097**	3,108	**39,300**	75,779
Total Utility Gross Margin	**$ 42,332**	$ 42,944	**$ 309,365**	$ 307,483
Utility Gross Margin, Operating Income and Net Income				
Residential	**$ 22,271**	$ 21,867	**$ 187,762**	$ 182,407
Commercial, Industrial & Other	**6,839**	6,622	**46,878**	47,162
Firm Transportation	**8,737**	8,630	**54,841**	55,614
Total Firm Margin	**37,847**	37,119	**289,481**	285,183
Interruptible	**1,223**	1,198	**4,906**	4,593
Total System Margin	**39,070**	38,317	**294,387**	289,776
Off System/Capacity Management/FRM/Storage Incentive	**3,262**	4,627	**14,978**	17,707
Total Utility Gross Margin	**42,332**	42,944	**309,365**	307,483
Operation and maintenance expense	**34,453**	36,833	**130,575**	129,774
Depreciation and amortization	**12,695**	11,083	**47,828**	43,085
Other taxes not reflected in gross margin	**1,121**	1,061	**4,729**	4,577
Operating (Loss) Income	**$ (5,937)**	$ (6,033)	**$ 126,233**	$ 130,047
Net (Loss) Income	**$ (7,390)**	$ (7,665)	**$ 76,104**	$ 76,287
Throughput (Bcf)				
Residential	**2.6**	2.8	**36.9**	45.9
Commercial, Industrial & Other	**0.6**	0.6	**7.3**	9.6
Firm Transportation	**1.7**	1.6	**14.1**	16.0
Total Firm Throughput	**4.9**	5.0	**58.3**	71.5
Interruptible	**19.0**	18.7	**61.5**	47.1
Total System Throughput	**23.9**	23.7	**119.8**	118.6
Off System/Capacity Management	**54.4**	57.6	**216.7**	222.4
Total Throughput	**78.3**	**81.3**	**336.5**	341.0
Customers				
Residential	**448,273**	437,979	**448,273**	437,979
Commercial, Industrial & Other	**26,218**	25,541	**26,218**	25,541
Firm Transportation	**46,608**	48,673	**46,608**	48,673
Total Firm Customers	**521,099**	512,193	**521,099**	512,193
Interruptible	**34**	35	**34**	35
Total System Customers	**521,133**	512,228	**521,133**	512,228
Off System/Capacity Management*	**30**	24	**30**	24
Total Customers	**521,163**	512,252	**521,163**	512,252
**The number of customers represents those active during the last month of the period.*				
Degree Days				
Actual	**17**	2	**3,867**	5,015
Normal	**35**	35	**4,689**	4,632
Percent of Normal	**48.6%**	5.7%	**82.5%**	108.3%

NEW JERSEY RESOURCES REPORTS FISCAL 2016 RESULTS AND
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(Unaudited) *(Thousands, except customer, SREC and megawatt)*	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Twelve Months Ended September 30, 2016	Twelve Months Ended September 30, 2015
CLEAN ENERGY VENTURES				
Operating Revenues				
SREC sales	**$ 20,216**	$ 11,192	**$ 36,243**	$ 22,483
Electricity sales	**3,798**	2,141	**12,614**	6,329
Other	**1,367**	1,016	**4,683**	3,701
Total Operating Revenues	**$ 25,381**	$ 14,349	**$ 53,540**	$ 32,513
Depreciation and Amortization	**$ 6,915**	$ 4,905	**$ 23,971**	$ 17,297
Operating Income (Loss)	**$ 12,656**	$ 4,819	**$ 9,772**	$ (758)
Income Tax (Provision) Benefit	**$ (1,841)**	$ (2,218)	**$ 26,592**	$ 26,968
Net Income	**$ 8,970**	$ 3,562	**$ 28,393**	$ 20,101
Net Financial Earnings	**$ 6,495**	$ 1,875	**$ 28,393**	$ 20,101
Solar Renewable Energy Certificates Generated	**59,011**	46,223	**160,009**	126,133
Solar Renewable Energy Certificates Sold	**92,708**	57,317	**169,077**	122,900
Solar Megawatts Eligible for ITCs	**15.8**	9.0	**32.2**	34.3
Solar Megawatts Under Construction	**0.7**	0.04	**0.7**	0.04
Wind Megawatts Installed/Acquired	**6.3**	—	**57.0**	20.0
Wind Megawatts Under Construction	**39.9**	48.3	**39.9**	48.3
ENERGY SERVICES				
Operating Income				
Operating revenues	**$ 348,295**	$ 326,640	**$ 1,197,253**	$ 1,934,307
Gas purchases	**309,975**	312,394	**1,153,911**	1,795,719
Gross Margin	**38,320**	14,246	**43,342**	138,588
Operation and maintenance expense	**6,862**	11,968	**20,025**	25,403
Depreciation and amortization	**19**	22	**88**	90
Energy and other taxes	**231**	177	**937**	1,237
Operating Income	**$ 31,208**	$ 2,079	**$ 22,292**	$ 111,858
Net Income	**$ 19,764**	$ 2,853	**$ 14,265**	$ 72,044
Financial Margin	**$ (1,578)**	$ 1,352	**$ 55,381**	$ 90,955
Net Financial (Loss) Earnings	**$ (5,651)**	$ (5,360)	**$ 21,934**	$ 42,122
Gas Sold and Managed (Bcf)	**140.7**	135.4	**551.1**	626.9
MIDSTREAM				
Equity in Earnings of Affiliates	**$ 3,524**	$ 4,865	**$ 13,936**	$ 17,487
Operation and Maintenance Expense	**$ 350**	$ 650	**$ 1,197**	$ 1,136
Other Income	**$ 848**	$ 250	**$ 3,130**	$ 977
Interest Expense	**$ 59**	$ 94	**$ 287**	$ 717
Net Income	**$ 2,496**	$ 2,569	**$ 9,406**	$ 9,780
HOME SERVICES AND OTHER				
Operating Revenues	**$ 16,585**	$ 16,513	**$ 48,497**	$ 48,703
Operating Income	**$ 4,459**	$ 5,464	**$ 3,633**	$ 4,335
Net Income	**$ 2,220**	$ 3,462	**$ 2,882**	$ 3,420
Total Service Contract Customers at September 30	**113,791**	116,552	**113,791**	116,552